Exhibit 16

Deloitte & Touche LLP
Suite 2300
333 Clay Street
Houston, Texas 77002-4196

Tel:(713) 982-2000
Fax:(713) 982-2001
www.deloitte.com

February 4, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Gateway Energy Corporation’s Form 8-K/A dated January 23, 2004, and we agree with the statements made therein.

Yours truly,